Exhibit 99.4

Consent to be Named as a Director Nominee

In connection with the filing by Alight, Inc. (“Alight”) of a Registration Statement on Form S-4 (File No. 333-254801) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), I hereby consent, pursuant to Rule 438 of the Securities Act, to being named as a proposed director of Alight in the Registration Statement and in any and all amendments and supplements thereto. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

Dated: May 27, 2021	Signature:	/s/ Richard N. Massey
	Name:	Richard N. Massey